Exhibit 99.1

SCIELE EXPECTS TO LAUNCH SIX PRODUCTS IN 2008;

REAFFIRMS REVENUE AND EPS GUIDANCE

FOR FULL-YEARS 2007 AND 2008

ATLANTA (January 9, 2008) — At the JPMorgan 26th Annual Health Care Conference in San Francisco, Sciele Pharma, Inc. (NASDAQ:SCRX), today announced that it will be launching during the first quarter of 2008 its new Sular® formulation, which was recently approved by the Federal Food & Drug Administration (FDA) in four dosage strengths:  8.5-milligram, 17-milligram and 25.5-milligram and 34-milligram dosages. In addition, the Company also plans to launch five new products in 2008:  120-milligram and 40-milligram fenofibrate doses for treatment of mixed dyslipidemia; Prandin® (repaglinide) for type II diabetes, and, upon FDA approval, PrandiMet® (repaglinide/metformin) also for type II diabetes; a head lice asphyxiation product upon FDA approval; and a new Women’s Health product.

Sciele also reaffirmed the Company’s full-year guidance for both 2007 and 2008.  As previously announced, full-year 2007 revenue will be within a range of $375 million to $385 million, and full-year 2007 diluted earnings per share will be within a range of $1.53 to $1.58 per share, after a non-cash expense of $0.10 per share related to the Company’s redemption of its 1.75% Convertible Notes.  Also as previously announced, full-year revenue guidance for 2008 will be within a range of $440 million to $455 million and full-year 2008 diluted EPS within a range of $1.97 to $2.07 per share.  This guidance for 2007 and 2008 assumes an R&D expenditure rate of approximately 8% of revenues and does not include any unapproved products or any potential restructuring time charges related to the new Sular conversion.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Metabolic, Women’s Health and Pediatrics. The Company’s Cardiovascular/Metabolic products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatrics products treat allergies, asthma, coughs and colds, and attention deficit/hyperactivity disorder (ADHD). Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 900 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity, and Teamwork.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels. If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted. The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs.

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties. Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products. We may not be able to protect our competitive position for our promoted products from patent infringers. If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected. We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60mg. dose size of this product has not yet met our expectation. We may not experience the beneficial results of our acquisitions that we expect to receive, and the acquired products may not meet our sales expectations.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results. An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity. Our business is subject to increasing government price controls and other healthcare cost containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:	Joseph T. Schepers
Director of Investor Relations
678-341-1401
ir@sciele.com